UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 27, 2005 (April 21, 2005)

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Ten Penn Center, 1801 Market Street, Philadelphia, PA		19103-1699

(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     At a regularly scheduled meeting held on April 21, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Sunoco Partners LLC (the “Company”), the Partnership’s general partner, approved certain changes to the Company’s Long-Term Incentive Plan (“LTIP”). These changes clarify the manner in which awards of restricted units, and/or unit options, will be paid out in the event of a change of control. In addition, the Committee made minor revisions to the performance criteria for the 2005 LTIP awards granted in January 2005, to more closely align these goals to the interests of the unitholders. Actual payout of these awards can range from zero to two times a specified target. A copy of the LTIP, and copies of the form agreements used in conjunction with awards to be made thereunder, reflecting the changes approved by the Committee, will be filed as exhibits to the Partnership’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2005. The Partnership currently anticipates filing this Form 10-Q during the last week of April 2005.

     At the same April 21, 2005 meeting, the Committee amended and restated the Company’s Annual Incentive Plan, in order to add a definitional section, make minor technical and conforming changes in the existing text, and clarify the manner in which bonus awards will be paid out in the event of certain terminations of employment, including death, disability, retirement, approved leave of absence, termination by the Company (not for cause), and terminations related to a change of control. A copy of the Company’s Annual Incentive Plan will be filed as an exhibit to the Partnership’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2005. The Partnership currently anticipates filing this Form 10-Q during the last week of April 2005.

     During the same April 21, 2005 meeting, the Committee adopted a change of control severance plan for executives that added change of control provisions specific to the Company, but otherwise essentially mirrored the provisions of the Sunoco, Inc. (“Sunoco”) Special Executive Severance Plan. The Company is a wholly owned subsidiary of Sunoco, and previously had been a participating employer under the Sunoco plan. A copy of the Company’s Special Executive Severance Plan will be filed as an exhibit to the Partnership’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2005. The Partnership currently anticipates filing this Form 10-Q during the last week of April 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On April 26, 2005, Mr. Sean P. McGrath submitted his voluntary resignation as the Company’s Comptroller and chief accounting officer, citing his intent to pursue other interests. The resignation will be effective May 20, 2005. Mr. McGrath’s resignation did not result from any disagreement with regard to Company operations, policies or practices. The Company is currently looking for replacement candidates.

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     This report contains certain forward-looking statements relating to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect the current views of the Company and the Partnership, about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. The Partnership does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements set forth in this report to reflect new information, future events or otherwise. Investors are directed to consider the risks and uncertainties discussed in other documents the Partnership has filed with the Securities and Exchange Commission, including particularly, the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

		By:	Sunoco Partners LLC, its General Partner

			By:	/s/ COLIN A. OERTON

Colin A. Oerton
Vice President and Chief Financial Officer
Date:	April 27, 2005

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